News Release		Exhibit 99.1

Contact:	Corporate Communications
Houston:	713.324.5080
Email:	corpcomm@coair.com
News archive:	continental.com/company/news/	Address:	P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS FEBRUARY 2010
OPERATIONAL PERFORMANCE

HOUSTON, March 1, 2010 – Continental Airlines (NYSE: CAL) today reported a February consolidated (mainline plus regional) load factor of 77.7 percent, 5.2 points above the February 2009 consolidated load factor, and a mainline load factor of 78.1 percent, 5.2 points above the February 2009 mainline load factor.  Both February load factors were records for the month.  The carrier reported a domestic mainline February load factor of 80.6 percent, 2.9 points above the February 2009 domestic mainline load factor, and a record international mainline load factor of 75.9 percent, 7.5 points above February 2009.

During February, Continental recorded a U.S. Department of Transportation (DOT) on-time arrival rate of 75.0 percent and a mainline segment completion factor of 95.4 percent. Continental’s operational results were adversely impacted by severe winter weather, particularly at its New York hub at Newark Liberty International Airport.

In February 2010, Continental flew 6.1 billion consolidated revenue passenger miles (RPMs) and 7.8 billion consolidated available seat miles (ASMs), resulting in a consolidated traffic increase of 3.3 percent and a capacity decrease of 3.8 percent as compared to February 2009. In February 2010, Continental flew 5.4 billion mainline RPMs and 6.9 billion mainline ASMs, resulting in a mainline traffic increase of 3.2 percent and a mainline capacity decrease of 3.7 percent as compared to February 2009. Domestic mainline traffic was 2.7 billion RPMs in February 2010, down 0.5 percent from February 2009, and domestic mainline capacity was 3.3 billion ASMs, down 4.1 percent from February 2009.

For February 2010, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 7.5 and 8.5 percent compared to February 2009, while mainline RASM is estimated to have increased between 5.5 and 6.5 percent.

Continental estimates that the suspension of operations at its New York hub on February 10, 2010, and February 26, 2010, due to severe winter weather in the New York area reduced its consolidated passenger revenue for the month by approximately $25 million. The combination of available seat mile reductions caused by the two February snowstorms and the company’s re-accommodation of many customers who were impacted by its flight cancellations resulted in a year-over-year RASM benefit of approximately one percentage point, compared to the year-over-year RASM performance the company would have expected had the company flown the capacity it cancelled as a result of the storms.

For January 2010, consolidated passenger RASM decreased 1.3 percent compared to January 2009, while mainline passenger RASM decreased 2.8 percent compared to January 2009.

Continental’s regional operations had a February load factor of 74.6 percent, 5.3 points above the February 2009 regional load factor. Regional RPMs were 657.0 million and regional ASMs were 880.2 million in February 2010, resulting in a traffic increase of 3.5 percent and a capacity decrease of 4.0 percent versus February 2009.

Continental Airlines is the world’s fifth largest airline.  Continental, together with Continental Express and Continental Connection, has more than 2,500 daily departures throughout the Americas, Europe and Asia, serving 133 domestic and 135 international destinations.   Continental is a member of Star Alliance, which overall offers 19,700 daily flights to 1,077 airports in 175 countries through its 26 member airlines.  With more than 41,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with its regional partners, carries approximately 63 million passengers per year.

Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.  For the sixth consecutive year, FORTUNE magazine named Continental the No. 1 World’s Most Admired Airline on its 2009 list of World’s Most Admired Companies. For more company information, go to continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company’s 2009 Form 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the potential for significant volatility in the cost of aircraft fuel, the consequences of its high leverage and other significant capital commitments, its high labor and pension costs, delays in scheduled aircraft deliveries, service interruptions at one of its hub airports, disruptions to the operations of its regional operators, disruptions in its computer systems, and industry conditions, including continuing weakness in the U.S. and global economies, the airline pricing environment, terrorist attacks, regulatory matters, excessive taxation, industry consolidation and airline alliances, the availability and cost of insurance, public health threats and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

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PRELIMINARY TRAFFIC RESULTS
FEBRUARY	2010	2009	Change
REVENUE PASSENGER MILES (000)
Domestic	2,659,180	2,673,822	-0.5	Percent

International	2,752,470	2,568,348	7.2	Percent
Transatlantic	1,215,540	1,158,555	4.9	Percent
Latin America	989,790	931,769	6.2	Percent
Pacific	547,140	478,024	14.5	Percent

Mainline	5,411,650	5,242,170	3.2	Percent
Regional	657,000	635,057	3.5	Percent
Consolidated	6,068,650	5,877,227	3.3	Percent
AVAILABLE SEAT MILES (000)
Domestic	3,300,279	3,439,946	-4.1	Percent

International	3,625,653	3,754,257	-3.4	Percent
Transatlantic	1,672,655	1,855,310	-9.8	Percent
Latin America	1,244,275	1,216,195	2.3	Percent
Pacific	708,723	682,752	3.8	Percent

Mainline	6,925,932	7,194,203	-3.7	Percent
Regional	880,233	917,000	-4.0	Percent
Consolidated	7,806,165	8,111,203	-3.8	Percent
PASSENGER LOAD FACTOR
Domestic	80.6 Percent	77.7 Percent	2.9	Points

International	75.9 Percent	68.4 Percent	7.5	Points
Transatlantic	72.7 Percent	62.4 Percent	10.3	Points
Latin America	79.5 Percent	76.6 Percent	2.9	Points
Pacific	77.2 Percent	70.0 Percent	7.2	Points

Mainline	78.1 Percent	72.9 Percent	5.2	Points
Regional	74.6 Percent	69.3 Percent	5.3	Points
Consolidated	77.7 Percent	72.5 Percent	5.2	Points
ONBOARD PASSENGERS
Mainline	3,138,019	3,182,980	-1.4	Percent
Regional	1,195,138	1,163,130	2.8	Percent
Consolidated	4,333,157	4,346,110	-0.3	Percent
CARGO REVENUE TON MILES (000)
Total	78,335	63,763	22.9	Percent

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2010	2009	Change
REVENUE PASSENGER MILES (000)
Domestic	5,571,841	5,519,051	1.0	Percent

International	6,118,289	5,502,733	11.2	Percent
Transatlantic	2,705,390	2,474,820	9.3	Percent
Latin America	2,157,252	1,991,986	8.3	Percent
Pacific	1,255,647	1,035,927	21.2	Percent

Mainline	11,690,130	11,021,784	6.1	Percent
Regional	1,353,803	1,283,853	5.4	Percent
Consolidated	13,043,933	12,305,637	6.0	Percent
AVAILABLE SEAT MILES (000)
Domestic	7,024,535	7,155,672	-1.8	Percent

International	7,952,871	7,848,764	1.3	Percent
Transatlantic	3,619,871	3,888,795	-6.9	Percent
Latin America	2,693,658	2,543,282	5.9	Percent
Pacific	1,639,342	1,416,687	15.7	Percent

Mainline	14,977,406	15,004,436	-0.2	Percent
Regional	1,865,166	1,892,959	-1.5	Percent
Consolidated	16,842,572	16,897,395	-0.3	Percent
PASSENGER LOAD FACTOR
Domestic	79.3 Percent	77.1 Percent	2.2	Points

International	76.9 Percent	70.1 Percent	6.8	Points
Transatlantic	74.7 Percent	63.6 Percent	11.1	Points
Latin America	80.1 Percent	78.3 Percent	1.8	Points
Pacific	76.6 Percent	73.1 Percent	3.5	Points

Mainline	78.1 Percent	73.5 Percent	4.6	Points
Regional	72.6 Percent	67.8 Percent	4.8	Points
Consolidated	77.4 Percent	72.8 Percent	4.6	Points
ONBOARD PASSENGERS
Mainline	6,591,174	6,567,382	0.4	Percent
Regional	2,449,089	2,342,969	4.5	Percent
Consolidated	9,040,263	8,910,351	1.5	Percent
CARGO REVENUE TON MILES (000)
Total	162,976	126,867	28.5	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
FEBRUARY	2010	2009	Change
On-Time Performance 1	75.0%	77.7%	(2.7)	Points
Completion Factor 2	95.4%	99.5%	(4.1)	Points
January 2010 year-over-year consolidated RASM change			(1.3)	Percent
January 2010 year-over-year mainline RASM change			(2.8)	Percent
February 2010 estimated year-over-year consolidated RASM change			7.5 - 8.5	Percent
February 2010 estimated year-over-year mainline RASM change			5.5 - 6.5	Percent
February 2010 estimated average price per gallon of fuel, including fuel taxes			2.10	Dollars
First Quarter 2010 estimated average price per gallon of fuel, including fuel taxes			2.13	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Segment Completion Percentage

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